Exhibit 24(a)
                      POWER OF ATTORNEY


The  undersigned,  Textron  Inc.  ("Textron"),  a  Delaware
corporation, and the undersigned directors and officers  of
Textron,  do  hereby  constitute  and  appoint  Thomas   D.
Soutter, Arnold M. Friedman, Michael D. Cahn and W.  Robert
Kemp,  and  each of them, with full powers of substitution,
their  true and lawful attorneys and agents to do or  cause
to  be done any and all acts and things and to execute  and
deliver  any and all instruments and documents  which  said
attorneys and agents, or any of them, may deem necessary or
advisable  in  order to enable Textron to comply  with  the
Securities Act of 1933, as amended, and any requirements of
the  Securities and Exchange Commission in respect thereof,
in  connection  with the Registration under the  Securities
Act of 1933, as amended, of the offering of up to 5,000,000
shares  of  Textron's Common Stock pursuant  to  theTextron
1994 Long-Term Incentive Plan, including specifically,  but
without  limitation, power and authority to sign the  names
of the undersigned directors and officers in the capacities
indicated  below and to sign the names of such officers  on
behalf of Textron to the Registration Statement filed  with
the  Securities and Exchange Commission in respect of  such
offering of common stock, to any and all amendments to such
Registration     Statement    (including     post-effective
amendments), and to any instruments or documents or other writings of which the original or copies thereof are to be filed as a part of or in connection with such Registration
Statement or amendments thereto, and to file or cause to be filed the same with the Securities and Exchange Commission;
and each of the undersigned hereby ratifies and confirms all that such attorneys and agents, and each of them, shall do or cause to be done hereunder, and such attorneys and agents, and each of them, shall have, and may exercise, all of the powers hereby conferred.

IN  WITNESS  WHEREOF,  Textron has  caused  this  Power  of
Attorney to be executed and delivered in its name and on its behalf by the undersigned duly authorized officer and its corporate seal affixed, and each of the undersigned has signed his or her name hereto, on this 27th day of April, 1994.

                              TEXTRON INC.

                              /s/ James F. Hardymon
                              James F. Hardymon
                              Chairman, President and
                              Chief Executive Officer

ATTEST:

/s/ Karen A. Quin-Quintin
Karen A. Quinn-Quintin
Vice President and
Secretary
                    TEXTRON BOARD MEMBERS

/s/ James F. Hardymon            /s/ Sam F. Segnar
Chairman and Chief               Sam F. Segnar
Executive Officer                Director
(principal executive officer)
Director
                                 /s/ Jean Head Sisco
/s/ Lewis B. Campbell            Jean Head Sisco
President and Chief Operating    Director
Officer, Director
                                 /s/ John W. Snow
/s/ H. Jesse Arnelle             John W. Snow
H. Jesse Arnelle                 Director
Director
                                 /s/ Martin D. Walker
/s/ R. Stuart Dickson            Martin D. Walker
R. Stuart Dickson                Director
Director
                                 /s/ Thomas B. Wheeler
/s/ B.F. Dolan                   Thomas B. Wheeler
B.F. Dolan                       Director
Director
                                 /s/ Richard A. McWhirter
/s/ Webb C. Hayes, III           Executive Vice President
Webb C. Hayes, III               and Chief Financial
Director                         Officer
                                 (principal financial
/s/ John D. Macomber             officer)
John D. Macomber
Director                         /s/ William P. Janovitz
                                 Vice President and
/s/ Barbara Scott Preiskel       Controller
Barbara Scott Preiskel           (principal accounting
Director                         officer)